SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
November 21, 2006 (November 16, 2006)
Dean Foods Company
(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, TX	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 303-3400
Not Applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Fourth Amended and Restated Receivables Purchase Agreement
Amendment No. 11 to Fourth Amended and Restated Receivables Purchase Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On November 16, 2006, our subsidiaries that are party to our receivables-backed facility entered into an amendment of the facility, pursuant to which the liquidity termination date was extended by one year to November 15, 2007 and the facility termination date was extended by one year to November 15, 2009. The amendment also modified the individual obligor concentration limit, which we expect to slightly increase our borrowing capacity under the facility. The amendment is Amendment No. 11 to our Fourth Amended and Restated Receivables Purchase Agreement, and is by and among (1) Dairy Group Receivables, L.P., Dairy Group Receivables, II and WhiteWave Receivables, L.P., all of which are our subsidiaries, (2) the financial institutions that are party to our Receivables Purchase Agreement, (3) JP Morgan Chase Bank, National Association, as agent, and (4) us, as provider of certain performance undertakings on behalf of our subsidiaries.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Fourth Amended and Restated Receivables Purchase Agreement

10.2	Amendment No. 11 to Fourth Amended and Restated Receivables Purchase Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	DEAN FOODS COMPANY
	By:	/s/ Steven J. Kemps
Steven J. Kemps
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Receivables Purchase Agreement

10.2	Amendment No. 11 to Fourth Amended and Restated Receivables Purchase Agreement